Exhibit 10.1
Amended and Restated PAR Technology Corporation
2015 Equity Incentive Plan
GRANT NOTICE – RESTRICTED STOCK UNIT AWARD
PAR Technology Corporation (the “Company”) hereby grants as of the Grant Date to Participant the number of restricted stock units (the “RSUs”) specified below (the “Award”). The Award is granted pursuant to the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan (as the same may be amended or restated from time to time, or its successor (the “Plan”)) and is subject to the terms and conditions of the Restricted Stock Unit Award Agreement attached to this Grant Notice - Restricted Stock Unit Award (this “Grant Notice”) as Appendix A (the “Award Agreement”), and the Plan. The Plan is incorporated into and forms a part of this Grant Notice and the Award Agreement. In the event of any conflict between the Grant Notice or the Award Agreement on the one hand and the Plan on the other hand, the terms of the Plan shall control.

Name of Participant:
Grant Date:
Number of Restricted Stock Units (RSUs):
Type of Shares Issuable (“Shares”):	Common stock of the Company
Vesting Schedule:
Settlement (distribution) Schedule:	Settlement (distribution) shall be as set forth in the Vesting Schedule.
Change of Control (as defined in the Plan):
As an exception to the Vesting Schedule, if both (i) Participant’s employment is terminated by the Company other than for cause and (ii) such termination occurs upon or within 12-months following the effective date of a Change of Control, all unvested RSUs shall vest as of the effective date of Participant's termination of employment.

Death:
As an exception to the Vesting Schedule, in the event Participant’s employment or service with the Company or any of its subsidiaries or affiliates is terminated due to Participant’s death, all unvested RSUs as of such date shall vest and settle.

Vesting Schedule:

Withholding Tax; Sell-to-Cover. Participant designates, authorizes, and instructs the broker-dealer or sales agent selected by the Company in its sole discretion (“Agent”) to sell pursuant to Section 4 of the Award Agreement a number of Shares sufficient to generate cash proceeds to satisfy the Tax Obligations and Transaction Costs (each of the foregoing as defined in the Award Agreement) upon vesting or settlement of Participant’s RSUs. It is Participant’s intent that the sale of Shares pursuant to Section 4 of the Award Agreement comply with the requirements of Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); Participant does not have, and cannot and will not be allowed to attempt to exercise authority, influence, or control over any sales of Shares effected by the Agent pursuant to Section 4 of the Award Agreement; Participant’s designation, authorization and instruction above are made and given in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 of the Exchange Act (that is, the purchase or sale of the Company’s securities on the basis of material nonpublic information); and Participant is not aware of any material nonpublic information about the Company or any securities of the Company.
Governing Terms; Administration of the Plan. Participant acknowledges that he or she has received and read the Award Agreement, the Plan, and this Grant Notice, and agrees to be bound by the terms and conditions of the Plan, the Award Agreement, and this Grant Notice. All decisions or interpretations of the Board of Directors, the Compensation Committee (the “Committee”) or other proper delegate in accordance with the Plan upon any questions arising under the Plan, this Grant Notice, or the Award Agreement are conclusive and final unless determined to be arbitrary or capricious or unlawful prior to a Change of Control.
Clawback Policy. If the Participant is a Covered Person under the PAR Technology Corporation Clawback and Forfeiture Policy, as may be amended or restated from time to time, the Award granted hereby may be subject to recovery as set forth in such policy.

Participant’s execution of this Grant Notice and/or his or her continued service to the Company or to any of its subsidiaries or other affiliates constitutes Participant’s understanding and agreement with the terms of this Grant Notice, the Award Agreement, and the Plan.

PAR Technology Corporation
By Name:
Title:

Participant’s Signature

Participant: (Print Name)

Appendix A
TO GRANT NOTICE – RESTRICTED STOCK UNIT AWARD

RESTRICTED STOCK UNIT AWARD AGREEMENT
This Restricted Stock Unit Award Agreement (“Award Agreement”) applies to the Award evidenced by the Grant Notice to which this Award Agreement is attached, is incorporated into and forms a part thereof. Capitalized terms not specifically defined in this Award Agreement shall have the meanings specified in the Plan and the Grant Notice.
1.Award of RSUs. PAR Technology Corporation (the “Company”) has granted to Participant the number of RSUs specified in the Grant Notice. Each RSU represents the right to receive one Share upon the satisfaction of the vesting conditions described in the Grant Notice and the Award Agreement. Unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject to the Award. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the authorized but unissued or treasury shares of the Company’s common stock.

2.Vesting of RSUs.

(a)Vesting Schedule. After the Grant Date, subject to termination or acceleration as provided in the Grant Notice, the Plan and the Award Agreement, the RSUs shall vest in such amounts and at such times as set forth in the Grant Notice. There shall be no proportionate or partial vesting in the periods prior to the applicable Vesting Date. All vesting shall occur only on the applicable Vesting Date if the applicable vesting conditions described in the Grant Notice and the Award Agreement are satisfied and Participant is employed or providing services to the Company or to any of its subsidiaries or other affiliates (“Affiliate” means collectively, the Company’s subsidiaries and other affiliates) on the applicable Vesting Date.

(b)Cancellation. Notwithstanding anything to the contrary herein or in the Plan, and unless otherwise set forth in the Grant Notice, in the event Participant’s employment or service terminates for any reason, each unvested RSU shall be automatically cancelled as of the time of such termination without payment of any consideration by the Company. In the absence of a determination by the Committee to the contrary, ceasing to be an employee of the Company or any of its Affiliates constitutes a termination of employment regardless of Participant’s transition from an employee to a service provider and the timing of any such transition.

3.Settlement of RSUs. The RSUs shall be distributed to Participant in Shares (either in book-entry form or otherwise) on the applicable settlement date specified for the applicable RSU as set forth in the Grant Notice or as soon thereafter as administratively practicable. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate Federal securities laws or any other applicable law. All distributions of Shares shall be made by the Company in the form of whole Shares, and to the extent that the total number of Shares to be issued in connection with any distribution would otherwise result in a fractional Share, such total number of Shares shall be rounded down to the next whole Share and the number of Shares to be issued in connection with the final settlement date set forth in the Grant Notice shall equal, subject to the rounding convention described in this Section 3, the excess of (i) the total number of Shares underlying Participant’s RSUs over (ii) the whole number of Shares issued in connection with prior settlement dates.

4.Conditions to Issuance of Certificates Upon Vesting; Tax Obligations.
(a)Participant is responsible for the payment of all federal, state, local and foreign taxes related to the vesting or settlement of the RSUs or any other taxable event related to the RSUs or otherwise arising in connection with the Award and legally applicable to Participant, including the Tax Obligations. For purposes of this Award Agreement, the term “Tax Obligations” shall mean the income taxes required to be withheld by the Company with respect to such RSUs (calculated based on the supplemental wage withholding rates where applicable) and all employment taxes required to be withheld with respect to such RSUs. The Company shall not be obligated to issue or cause to be issued any certificate(s) representing Shares (including in book-entry form) to Participant, until the Tax Obligations are satisfied.
(b)The Participant does hereby designate and appoint, authorize and instruct, the Agent to sell, on Participant’s behalf and account, a whole number of Shares from those Shares otherwise issuable to Participant pursuant to the vesting or settlement of the RSUs so as to generate cash proceeds sufficient to satisfy the Tax Obligations created by such vesting or settlement and the Agent is authorized and instructed to remit the proceeds of such sale to the Company or to the Company’s Affiliate with respect to which the Tax Obligations arose; and to pay all applicable fees and commissions due to, or required to be collected by, the Agent with respect to the foregoing (the “Transaction Costs”). Any excess proceeds remaining after satisfaction of the Tax Obligations and Transaction Costs shall be remitted to Participant.

Participant authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to this Section to satisfy the Tax Obligations and Transaction Costs. Participant acknowledges that the Agent is under no obligation to arrange for sales at any price. In addition, Participant acknowledges that it may not be possible to execute the sale of Shares as provided for in this Section 4 and in the event of the Agent’s inability to execute such sale(s), Participant will continue to be responsible for the payment of the Tax Obligations and the Company shall not be obligated to issue or cause to be issued any certificate(s) representing the Shares until Participant satisfies the Tax Obligations. Participant hereby agrees to execute and deliver to the Company and Agent any other agreements or documents as the Company or Agent deems necessary or appropriate to carry out the purposes and intent of this Section 4.

5.Rights as Stockholder; Dividends.

(a)Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agent and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, voting rights and rights to dividends in respect of any such Shares.

(b)With respect to each RSU granted pursuant to the Award, Participant shall be entitled to receive payment of any dividends declared and paid by the Company on its Common Stock with a record date that occurs between the Grant Date and the date when the Shares underlying the RSU are issued and delivered to Participant. Payment shall be made at the time that, or as soon as administratively practicable after, the Shares underlying the RSU are issued in accordance with Section 3 above. Such dividend equivalents shall not be payable to Participant with respect to any portion of the RSU that is cancelled, forfeited, terminated or expires at a time when the RSU is unvested.

6.General Provisions.

(a)RSUs Not Transferable. The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, by operation of law or otherwise (each of the forgoing individually or collectively, a “Transfer”), unless the Board of Directors, Committee or other proper delegate in accordance with the Plan (the “Committee”). Once the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares under the Plan, the Award Agreement and the Grant Notice have lapsed, then the Shares may be transferred to the extent not restricted under applicable law. The RSUs may not be hedged, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of the RSUs or the underlying Shares.
(b)Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 6(a) and the Plan, the Award Agreement shall be binding upon and inure to the benefit of the heirs, beneficiaries, legatees, legal representatives, successors and assigns of the parties hereto.

(c)No Rights to Continued Employment or Service or to Future Awards. Nothing in the Plan or in this Award Agreement shall confer on Participant any right to employment or continued service with the Company or its Affiliates or interfere in any way with the right of the Company or its Affiliates to terminate or change the terms of Participant's employment or service at any time. Any grant of an equity award, including RSUs, is made at the discretion of the Committee and does not create any contractual or other right to receive future grants of equity awards, or benefits in lieu of equity awards, even if equity awards have been granted periodically in the past.
(d)Injurious Conduct. If Participant shall engage in Injurious Conduct as described in this Section 6(d), the RSUs shall be automatically forfeited and the Award shall terminate as of such date and, the Committee shall have the right, in its sole discretion, to require Participant to return to the Company any Shares acquired upon settlement of the RSUs and, if Shares distributed upon settlement of the RSUs have been disposed of by Participant, then the Company shall have the right, in its sole discretion, to require Participant to pay to the Company the gross pre-tax proceeds received by Participant on such disposition. For purposes of this Award Agreement, “Injurious Conduct” means: (i) “for Cause” conduct; and (ii) during the Participant’s employment or service with the Company or an Affiliate and thereafter, if Participant breaches any written confidentiality, non-solicitation or non-competition covenant with the Company or an Affiliate.

(e)Claw-Back. Participant and the Award are subject to the terms and conditions of Section 7(i) (Clawback, Recovery and Recoupment) of the Plan.
(f)Governing Law and Construction. This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions.

(g)Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Award Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Shares, the Grant Notice and the Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Award Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

(h)Notices. Any notice to be given under the terms of the Award Agreement shall be in writing and, if to the Company, addressed to the Company in care of the Secretary of the Company at the Company's principal office, and, if to Participant, addressed to Participant at the most recent address on file with the Company for Participant. All notices shall be deemed effective (i.e., duly received, duly given): (a) if delivered by hand or sent by courier, on the day it is delivered unless that day is not a day upon which commercial banks and governmental agencies are open for business in the city specified (a “Local Business Day”) in the address for notice to the party, or if delivered after the close of business on a Local Business Day, then on the next succeeding Local Business Day; (b) if sent by electronic means or facsimile, on the date transmitted, provided confirmation of receipt is obtained by the sender, unless the transmission date is not a Local Business Day or if delivered after the close of business on a Local Business Day, in which case on the next succeeding Local Business Day; and (c) if sent by overnight courier on the next succeeding Local Business Day following delivery, which delivery is confirmed.

(i)Entire Agreement; Severability. The Plan, the Grant Notice and the Award Agreement (including any exhibit hereto or thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Wherever possible, each provision of the Award Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or invalid under any such law, that provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of that provision or any other provisions of the Award Agreement.
(j)Consent to Personal Data Processing and Transfer. Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company or its Affiliates holds certain personal information, including Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants or Shares awarded, cancelled, purchased, vested, unvested or outstanding in Participant’s favor, for the purpose of managing and administering the Plan (“Data”). Participant is aware that providing the Company with Participant’s Data is necessary for the performance of the Award Agreement and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Company or its Affiliates will transfer Data from time to time and without notice to third parties in the course of the Company’s or its Affiliates’ respective business, including for the purpose of assisting the Company in the implementation, administration and management of the Plan and the Award. The Company or its Affiliates may also make Data available to public authorities where required under applicable law. Such recipients may be located in the jurisdiction in which Participant is based or elsewhere in the world, which Participant separately and expressly consents to, and accepts and understands that the data protection laws in other jurisdictions may not be as protective as the data protection laws in the jurisdiction in which Participant is based. Participant hereby authorizes and consents to the Company and its Affiliates and all such third parties receiving, possessing, using, retaining, processing and transferring Data, in electronic or other form, in the course of the Company’s and its Affiliates’ respective business, including for purposes of implementing, administering and managing participation in the Plan, and including any requisite transfer of such Data as may be required for the administration of the Plan and/or the Award on behalf of Participant to a third party to whom Participant may have elected to have payment made pursuant to the Plan. Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s human resources representative. Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent given by this Section in writing by contacting the Company through its human resources representative; Participant understands withdrawing the consent given by this Section may affect Participant’s ability to participate in the Plan and receive the benefits intended by the Award. Data will only be held as long as necessary to implement, administer and manage Participant’s participation in the Plan and any subsequent claims or rights.

(k)Section 409A. The Award Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code. Notwithstanding any provision of the Award Agreement to the contrary, in the event the Company determines that any amounts payable hereunder will be immediately taxable to Participant under Section 409A, the Company reserves the right (without any obligation to do so or to indemnify Participant for failure to do so) to (i) adopt such amendments to the Award Agreement or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect) that it determines to be necessary or appropriate to preserve the intended tax treatment and economic benefits the Company intended to be provided by the Award Agreement and the Grant Notice and to avoid less favorable accounting or tax consequences for the Company and/or (ii) take such other actions it determines to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder. Notwithstanding anything herein to the contrary, in no event shall any liability for failure to comply with the requirements of Section 409A be transferred from Participant or from any other individual to the Company, to any of its Affiliates or to any Company or Affiliate employee or agent pursuant to the terms of the Award Agreement or the Grant Notice or otherwise. Notwithstanding any provision to the contrary in the Award Agreement or the Grant Notice no amount that constitutes nonqualified deferred compensation (within the meaning of Section 409A) shall be payable hereunder upon termination of Participant’s employment or service unless such termination constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Code. Notwithstanding any provision to the contrary in the Award Agreement, the Grant Notice or the Plan, if Participant is deemed at the time of his or her separation from employment or service to be a “specified employee” for purposes of Section 409A, to the extent delayed distribution of any of the Shares to which Participant is entitled under the Award Agreement or the Grant Notice is required to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such Shares shall not be distributed to Participant prior to the earlier of (x) the expiration of the six-month period measured from the date of Participant’s “separation from service” with the Company (within the meaning of Section 409A) or (y) the date of Participant’s death; upon the earlier of such dates, all Shares not distributed pursuant to this sentence shall be distributed to Participant, and any remaining distributions of Shares pursuant to the Award Agreement shall be paid as otherwise provided herein, subject to the provisions of this Section. The determination of whether Participant is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of Participant’s separation from employment or service shall be made by the Company in accordance with the terms of Section 409A (including, without limitation, Section 1.409A-1(i) of the Department of Treasury regulations).
(l)Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as provided in the Award Agreement and the Grant Notice, which creates only a contractual obligation on the part of the Company as to Shares distributable and/or amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs.